EXHIBIT 11.1


                           IWERKS ENTERTAINMENT, INC.
                               EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                   For the Three Months    For the Nine Months
                                                      Ended March 31,         Ended March 31,
                                                     1999        1998        1999        1998
                                                   --------    --------    --------    --------
Denominator for Basic Earnings per
Share - Weighted average shares
Outstanding ....................................     12,375      12,199      12,362      12,173

Effect of dilutive securities:
  Options and warrants .........................        (a)         (b)         (c)         (d)
                                                   --------    --------    --------    --------

Denominator for Diluted Earnings per
Share ..........................................     12,375      12,199      12,362      12,173
                                                   --------    --------    --------    --------

Net Loss .......................................   $   (389)   $ (5,077)   $ (2,200)   $ (9,083)
                                                   --------    --------    --------    --------

Basic loss per share ...........................   $  (0.03)   $  (0.42)   $  (0.18)   $  (0.75)
                                                   --------    --------    --------    --------
Diluted loss per share .........................   $  (0.03)   $  (0.42)   $  (0.18)   $  (0.75)
                                                   --------    --------    --------    --------


(a) Options to purchase 16 shares of common stock were not included in the computation of diluted loss per common share as the effect would be antidilutive

(b) Options to purchase 86 shares of common stock were not included in the computation of diluted loss per common share as the effect would be antidilutive

(c) Options to purchase 32 shares of common stock were not included in the computation of diluted loss per common share as the effect would be antidilutive

(d) Options to purchase 98 shares of common stock were not included in the computation of diluted loss per common share as the effect would be antidilutive


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